UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 27, 2010

Icagen, Inc.

(Exact Name of Registrant as Specified in Charter)

Delaware	001-34217	56-1785001
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

4222 Emperor Boulevard, Suite 350 Durham, North Carolina		27703
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s telephone number, including area code: (919) 941-5206

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01.	Other Events.

On April 27, 2010, Icagen, Inc. (the “Company”) issued a press release providing an update on clinical development plans for ICA-105665, the Company’s novel drug candidate for the treatment of epilepsy and pain. Based upon the efficacy demonstrated in the recent study of photosensitive epilepsy patients, coupled with a favorable clinical safety profile, consistent pharmacokinetics and the lack of a maximal tolerated dose in all clinical studies to date, the Company proposed, and the FDA approved, a study of up to two additional cohorts of photosensitive epilepsy patients at higher doses of ICA-105665. In addition, subject to review of a finalized protocol, the FDA agreed to a second study of higher doses of ICA-105665 in a multiple ascending dose trial of healthy volunteers. The objective of both of these studies is to evaluate higher doses of ICA-105665 in order to optimize dose selection for subsequent larger clinical trials.

A copy of the press release is attached to this Current Report on Form 8-K as Exhibit 99.1 and is incorporated herein by reference.

Item 9.01.	Financial Statements and Exhibits.

(d)	Exhibits

See Exhibit Index attached hereto.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ICAGEN, INC.

Date: April 27, 2010	By:	/s/ P. Kay Wagoner
P. Kay Wagoner, Ph.D.
Chief Executive Officer and President

EXHIBIT INDEX

Exhibit No.	Description

99.1	Press Release entitled “Icagen Provides Update Regarding Clinical Development Plans for ICA-105665 – FDA Approves Icagen’s Plan” issued by the Company on April 27, 2010